ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

NEWS RELEASE
Exhibit 99.1
Abraxas Announces Third Quarter 2013 Results

SAN ANTONIO (November 6, 2013) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three and nine months ended September 30, 2013.

Financial and Operating Results for the Three Months Ended September 30, 2013
The three months ended September 30, 2013 resulted in:

•	Production of 440 MBoe (4,781 Boepd)

•	Revenue of $29.1 million

•	Adjusted EBITDA(a) of $18.1 million inclusive of Raven Drilling

•	Adjusted discretionary cash flow(a) of $17.1 million inclusive of Raven Drilling

•	Net income of $3.2 million, or $0.03 per share

•	Adjusted net income(a), excluding certain non-cash items and inclusive of Raven Drilling of $8.4 million, or $0.09 per share

(a)	See reconciliation of non-GAAP financial measures below.

Net income for the three months ended September 30, 2013 was $3.2 million, or $0.03 per share, compared to a net loss of $18.6 million, or $(0.20) per share, for the three months ended September 30, 2012.

Adjusted net income, excluding certain non-cash items, for the three months ended September 30, 2013 was $8.4 million, or $0.09 per share, compared to an adjusted net loss, excluding certain non-cash items, of $0.5 million or $(0.01) per share for the three months ended September 30, 2012. For the three months ended September 30, 2013 and 2012, adjusted net income (loss) excludes the unrealized loss on derivative contracts of $4.5 million and $5.3 million, respectively. Also excluded is a full cost impairment on Canadian assets of $0.2 million and $11.8 million for the quarters ended September 30, 2013 and September 30, 2012, respectively. Included in adjusted net income for the quarters ended September 30, 2013 and September 30, 2012 is the net income from our subsidiary, Raven Drilling, LLC of $0.6 million and $1.1 million, respectively.

Pursuant to SEC regulation S-X, no income is recognized for Raven Drilling, LLC. Contractual drilling services performed in connection with properties in which Abraxas holds an ownership interest cannot be recognized as income, rather it is credited to the full cost pool and recognized through lower amortization as reserves are produced.

Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and may fluctuate drastically from period to period. As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Accounting Standards Codification 815, “Derivatives and Hedging,” as amended and interpreted, and require Abraxas to either record an unrealized gain or loss based on the calculated value difference from the previous period-end valuation. For example, NYMEX oil prices on September 30, 2012 were $92.19 per barrel compared to $102.33 on September 30, 2013; therefore, the mark-to-market valuation changed considerably period to period.

18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788 Fax: 210.918.6675

Comments
Bob Watson, Abraxas’ President and CEO commented, “Evidence of Abraxas’ transformation into a focused high rate of return E&P is clearly evident in our third quarter numbers, which more than doubled street expectations.   Notably, the company showed a marked improvement in LOE driven by the divestiture of high LOE properties and production from new wells. Heading forward, we expect this expense trend to continue. With our balance sheet in order, we will continue to focus on adding to our already high quality inventory in the Eagle Ford and Bakken while using the drill bit to turn these acreage positions into cash flow."

Conference Call
Abraxas Petroleum Corporation (NASDAQ:AXAS) will host its third quarter 2013 earnings conference call at 11 AM ET on November 6, 2013. To participate in the conference call, please dial 888.679.8035 and enter the passcode 87993460. Additionally, a live listen only webcast of the conference call can be accessed under the investor relations section of the Abraxas website at www.abraxaspetroleum.com. A replay of the conference call will be available until December 4, 2013 by dialing 888.286.8010 and entering the passcode 11755363 or can be accessed under the investor relations section of the Abraxas website.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Rocky Mountain, Permian Basin and onshore Gulf Coast regions of the United States and in the province of Alberta, Canada.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Geoffrey King/Vice President – Chief Financial Officer
Telephone 210.490.4788
gking@abraxaspetroleum.com
www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

FINANCIAL HIGHLIGHTS

(In thousands except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Financial Results:
Revenues	$29,095	$17,170	$71,785	$49,501
Adjusted EBITDA(a)	18,115	7,356	41,312	25,400
Adjusted Discretionary cash flow(a)	17,085	6,752	38,002	33,696
Net income (loss)	3,190	(18,644)	11,651	(6,924)
Net income (loss) per share – diluted	$0.03	$(0.20)	$0.12	$(0.08)
Adjusted net income (loss), excluding certain non-cash items(a)	8,431	(547)	13,802	3,622
Adjusted net income (loss), excluding certain non-cash items(a), per share – diluted	$0.09	$(0.01)	$0.15	$0.04
Weighted average shares outstanding – diluted	93,542	91,898	93,375	91,866

Production:
Crude oil per day (Bopd)	2,733	1,775	2,313	1,707
Natural gas per day (Mcfpd)	9,457	11,569	9,924	11,122
Natural gas liquids (Bblpd)	472	323	403	292
Crude oil equivalent per day (Boepd)	4,781	4,027	4,371	3,853
Crude oil equivalent (MBoe)	439.8	370.5	1,193.2	1,055.6
Crude oil equivalent per day (Boepd) (b)	4,781	4,177	4,371	4,088
Crude oil equivalent (MBoe) (b)	439.8	384.3	1,193.2	1,120.2

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$90.98	$73.88	$88.05	$71.92
Natural gas ($ per Mcf)	3.00	2.92	3.17	4.55
Natural gas liquids ($ per Bbl)	34.20	31.69	33.54	37.04
Crude oil equivalent ($ per Boe)	61.31	43.51	56.91	47.80

Expenses:
Lease operating ($ per Boe)	$12.43	$18.40	$15.17	$17.18
Production taxes (% of oil and gas revenue)	9.1%	10.0%	9.0%	9.5%
General and administrative, excluding stock-based compensation ($ per Boe)	4.30	5.00	5.09	4.70
Cash interest ($ per Boe)	2.17	3.98	2.59	3.51
Depreciation, depletion and amortization ($ per Boe)	16.50	16.12	16.38	15.34

(a)	See reconciliation of non-GAAP financial measures below.

(b)	Includes Abraxas’ equity interest in Blue Eagle’s production which was dissolved effective August 31, 2012.

BALANCE SHEET DATA

(In thousands)	September 30, 2013	December 31, 2012

Cash	$4,985	$2,061
Working capital (a)	(27,454)	(27,391)
Property and equipment – net	209,655	212,832
Total assets	$257,235	$240,607

Long-term debt	108,495	124,101
Stockholders’ equity	59,608	46,700
Common shares outstanding	92,838	92,733

(a)	Excludes current maturities of long-term debt and current derivative assets and liabilities in accordance with our loan covenants

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED
STATEMENTS OF OPERATIONS

(In thousands except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues:
Oil and gas production	$29,092	$17,146	$71,733	$49,459
Other	3	24	52	42
	29,095	17,170	71,785	49,501
Operating costs and expenses:
Lease operating	5,469	6,816	18,097	18,132
Production and ad valorem taxes	2,637	1,714	6,475	4,699
Depreciation, depletion, and amortization	7,260	5,971	19,545	16,189
Impairment	158	11,761	2,135	13,067
General and administrative (including stock-based compensation of $520, $413, $1,662 and $1,612)	2,410	2,267	7,737	6,572
	17,934	28,529	53,989	58,659
Operating income (loss)	11,161	(11,359)	17,796	(9,158)

Other (income) expense:
Interest income	(1)	(1)	(2)	(3)
Interest expense	1,110	1,596	3,577	4,061
Amortization of deferred financing fees	344	311	1,020	607
Loss (gain) on derivative contracts - realized	2,124	84	3,832	(782)
Loss (gain) on derivative contracts - unrealized	4,490	5,267	(2,374)	(4,153)
Earnings from equity method investment	—	(282)	—	(2,316)
Other	(96)	—	5	42
	7,971	6,975	6,058	(2,544)
Net income (loss) before income tax	$3,190	$(18,334)	$11,738	$(6,614)
Income tax expense	—	310	87	310
Net income (loss)	$3,190	$(18,644)	$11,651	$(6,924)

Net income (loss) per common share - basic	$0.03	$(0.20)	$0.13	$(0.08)
Net income (loss) per common share - diluted	$0.03	$(0.20)	$0.12	$(0.08)

Weighted average shares outstanding:
Basic	92,475	91,898	92,435	91,866
Diluted	93,542	91,898	93,375	91,866

ABRAXAS PETROLEUM CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. Discretionary cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' discretionary cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. As discretionary cash flow and EBITDA exclude some, but not all items that affect net income (loss) and may vary among companies, the discretionary cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income (loss) calculated in accordance with GAAP is the most directly comparable measure to discretionary cash flow; therefore, operating income (loss) is utilized as the starting point for the discretionary cash flow reconciliation.
Discretionary cash flow is defined as operating income (loss) plus depreciation, depletion and amortization expenses, non-cash expenses and impairments, cash portion of other income (expense) less cash interest. Adjusted discretionary cash flow is defined as discretionary cash flow, plus gas derivative monetization and cash flow from Raven Drilling’s operations. Accounting rules do not permit the inclusion of the net income (loss) and other components of Raven Drilling’s operations to be included in our consolidated results of operations and cash flow, instead, the results of Raven Drilling’s operations are credited to the full cost pool. Accordingly, for purposes of Adjusted Discretionary cash flow, Raven Drilling’s cash flow is added back. The following table provides a reconciliation of discretionary cash flow and adjusted discretionary cash flow to operating income (loss) for the periods presented.

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating income (loss)	$11,161	$(11,359)	$17,796	$(9,158)
Depreciation, depletion and amortization	7,260	5,971	19,545	16,189
Impairment	158	11,761	2,135	13,067
Stock-based compensation	520	413	1,662	1,612
Realized gain (loss) on derivative contracts	(2,124)	(84)	(3,832)	782
Cash interest	(955)	(1,476)	(3,086)	(3,705)
Discretionary cash flow	$16,020	$5,226	$34,220	$18,787
Gas derivative monetization	—	—	—	12,364
Cash flow from Raven Drilling operations	1,065	1,526	3,782	2,545
Adjusted Discretionary cash flow	$17,085	$6,752	$38,002	$33,696

EBITDA is defined as net income (loss) plus interest expense, depreciation, depletion and amortization expenses, deferred income taxes and other non-cash items. Adjusted EBITDA includes all of the components of EBITDA plus Raven Drilling’s EBITDA. Accounting rules do not permit the inclusion of the net income (loss) and other components of Raven Drilling’s operations to be included in our consolidated results of operations, instead, the results of Raven Drilling’s operations are credited to the full cost pool. Accordingly, for purposes of Adjusted EBITDA, Raven Drilling’s EBITDA is added back. Adjusted EBITDA does not include approximately $12.4 million from the monetization of our gas hedges settled in the first quarter 2012, which is allowed in EBITDA for purposes of our credit facility covenants. The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) for the periods presented.

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income (loss)	$3,190	$(18,644)	$11,651	$(6,924)
Net interest expense	1,109	1,595	3,575	4,058
Income tax expense	—	310	87	310
Depreciation, depletion and amortization	7,260	5,971	19,545	16,189
Amortization of deferred financing fees	344	311	1,020	607
Stock-based compensation	520	413	1,662	1,612
Impairment	158	11,761	2,135	13,067
Unrealized (gain) loss on derivative contracts	4,490	5,267	(2,374)	(4,153)
Realized (gain) loss on interest derivative contract	—	(946)	—	214
Earnings from equity method investment	—	(282)	—	(2,316)
Other non-cash items	(96)	—	5	42
EBITDA	$16,975	$5,756	$37,306	$22,706
Raven Drilling EBITDA	1,140	1,600	4,006	2,694
Adjusted EBITDA	$18,115	$7,356	$41,312	$25,400

This release also includes a discussion of “adjusted net income (loss), excluding certain non-cash items,” which is a non-GAAP financial measure as defined under SEC rules. The following table provides a reconciliation of adjusted net income (loss), excluding ceiling test impairment and unrealized changes in derivative contracts and net income (loss) related to Raven Drilling, LLC capitalized to the full cost pool, to net income (loss) for the periods presented. Management believes that net income (loss) calculated in accordance with GAAP is the most directly comparable measure to adjusted net income (loss), excluding certain non-cash items.

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net income (loss)	$3,190	$(18,644)	$11,651	$(6,924)
Impairment	158	11,761	2,135	13,067
Net income related to Raven Drilling	593	1,069	2,390	1,632
Unrealized (gain) loss on derivative contracts	4,490	5,267	(2,374)	(4,153)
Adjusted net income (loss), excluding certain non-cash items	$8,431	$(547)	$13,802	$3,622
Net income (loss) per share – diluted	$0.03	$(0.20)	$0.12	$(0.08)
Adjusted net income (loss), excluding certain non-cash items, per share – diluted	$0.09	$(0.01)	$0.15	$0.04